                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               TST/Impresso, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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
                                TST/Impreso, Inc.
                           652 Southwestern Boulevard
                                Coppell, TX 75019

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 27, 1998

TO THE HOLDERS OF COMMON STOCK OF TST/IMPRESO, INC.

Notice is hereby given that the Annual Meeting of Stockholders of TST/Impreso, Inc. (the "Company") will be held at 652 Southwestern Boulevard, Coppell, Texas 75019, on Tuesday, January 27, 1998, at 4:00 p.m. local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. To elect six directors of the Company to serve for the ensuing year (Page 1).

     2. To consider and take action upon a proposal to ratify the Board of Directors' selection of Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending August 31, 1998 (Page
          10).

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on November 28, 1997, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. A list of stockholders entitled to vote at the meeting may be examined at the Company's executive office located in Coppell, Texas, during the ten-day period preceding the meeting.

You are cordially invited to attend the meeting in person. A majority of the outstanding shares must be represented at the Annual Meeting in order to transact business. If you do not expect to be present, please sign and date the enclosed form of Proxy and return it by mail in the envelope provided. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies. No postage is required if mailed in the United States.


December 12, 1997                   By Order of the Board of Directors,


                                    Donald E. Jett
                                    Secretary


PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

                                TST/IMPRESO, INC.
                           652 SOUTHWESTERN BOULEVARD
                                COPPELL, TX 75019

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 27, 1998

This Proxy Statement is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of TST/Impreso, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on January 27, 1998, and at the any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). It will be mailed commencing on or about December 12, 1997, to the persons entitled to receive the Notice.

Any Proxy may be revoked at any time before it is exercised by personally appearing at the Meeting and casting a contrary vote or by giving a later dated Proxy.

At the close of business on November 28, 1997, the record date for holders entitled to notice and to vote at the Meeting, the Company had outstanding 5,292,780 shares of Common Stock, $.01 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than Common Stock.

At November 28, 1997, The Sorokwasz Irrevocable Trust, whose Trustee is Marshall
D. Sorokwasz, Chairman of the Board, President, Chief Executive Officer, and Treasurer of the Company; Donald E. Jett, Secretary and a Director; and Richard
D. Bloom, Vice President and a Director, together owned approximately 75.25% of the outstanding Common Stock of the Company. To the Company's knowledge, Marshall D. Sorokwasz, as Trustee for the Sorokwasz Irrevocable Trust, Richard
D. Bloom, and Donald E. Jett will vote their shares of Common Stock in favor of each of the proposals to be presented at the Meeting.

The Company's executive office is located at 652 Southwestern Boulevard, Coppell, Texas 75019.

ITEM NO. 1

                              ELECTION OF DIRECTORS

Six directors are to be elected at this Annual Meeting of Stockholders. The terms of the present Directors expire at the Annual Meeting of Stockholders, to be held on January 27, 1998.

The Board has fixed the number of Directors to be elected at six. Each Director will serve for one year or until his successor shall have been chosen and qualified.

It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented in favor of the nominees listed in the following table, unless otherwise instructed in such Proxy. In case a nominee is unable or declines to serve, the persons named as proxies reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that the named nominees will be unable or will decline to serve.

The nominees are presently serving as Directors of the Company. Certain information concerning the nominees for election is set forth below. Such information was furnished by them to the Company.

NOMINEES FOR ELECTION


                                                                  Shares of Common Stock
Name and Certain                                                  Beneficially Owned as of         Percent
Biographical Information                                             November 28, 1997(a)          of Class
------------------------                                             --------------------          --------
MARSHALL D. SOROKWASZ, 54                                                2,333,360 (b)               44.09%
Founded the Company in 1976 and has served as President, CEO and a Director since that time, Treasurer since 1992, and
Chairman of the Board since 1996. Prior thereto, Mr. Sorokwasz held several positions with O.E.I. Business Products of Chicago,
Illinois, a manufacturer and distributor of continuous business forms. His last position at O.E.I. was East Coast General
Manager, where he had complete profit and loss responsibility over sales and manufacturing for its East Coast Division.

RICHARD D. BLOOM, 65                                                       833,320                   15.74%
Joined the Company as Senior Vice President of Operations and a
Director in 1976. Prior, thereto, Mr. Bloom spent 20 years on the production side of the computer forms industry, having served as plant manager and production manager at his two previous
employers, Data Documents, Inc. of Hutchins, Texas, and Service
Business Forms of Wichita, KS.

DONALD E. JETT, 53                                                         816,050                   15.42%
Has been a Director and the Secretary of the Company since 1976.
Mr. Jett is currently retired but acts as a consultant for Budget
Cardio, a sales company that sells and refurbishes new and used cardiovascular exercise equipment, having served as such since
May 1994. During 1993, Mr. Jett owned and operated Uniglobe
Clocktower Travel, a travel agency in Coppell, Texas. From 1978 until May 1991, Mr. Jett served as a Vice President and a
Director of Origami, Inc., a business consumables wholesaler.
Prior to working at Origami, Inc., he was a regional sales
manager for 11years in a division of Scott Paper Company, with sales responsibilities for 21 states.

ROBERT E. TROISIO, 53                                                        2,000 (c)                   (d)
Was appointed to serve on the Company's Board of Directors in May
1995. Since May 1997, Mr. Troisio has served as President of
Hamilton luggage RDG, Inc., a retailer of luggage and
accessories. From May 1992 to May 1996, Mr. Troisio served as an officer and director of Taren Holdings, Inc., a manufacturer of swim and resort wear. Since September 1994, Mr Troisio has also served as Managing Director-Emerging Businesses of Morris
Anderson & Associates, Ltd., a management consulting firm. Mr.
Troisio served as President of TR Clothing Manufacturers, Inc., a manufacturer of women's coats, from May 1993 to November 1994.
From January 1990 to February 1992, Mr. Troisio acted as Vice
President and Treasurer for Forstmann & Company, Inc., a
manufacturer of woolen fabrics. Prior positions held by Mr.
Troisio include Executive Vice President of Finance and Director of Reorganization for Basix Corporation, Assistant Treasurer for
Perry H. Koplik & Sons, a paper broker, and Director of Credit for International Paper Company, an integrated paper mill.

BOB L. MINYARD, 56                                                           1,500 (e)                  (d)
Was elected to the Board of Directors on January 2, 1996. Since
1968 Mr. Minyard has served as an executive officer and a
director of Minyard Food Stores, a regional chain of grocery stores in the Southwest.

JAY W. UNGERMAN, 60                                                          1,000 (f)                  (d)
Was elected to the Board of Directors on January 2, 1996. For more than the past five years Mr. Ungerman has been a principal partner in a Texas law firm specializing in civil practice.

     (a) Except as indicated in the following footnotes, each of the persons listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by him.

     (b) These shares are voted by Mr. Sorokwasz as Trustee for the Sorokwasz Irrevocable Trust. This number does not include 4,000 shares owned by Mrs. Sorokwasz, as to which Mr. Sorokwasz disclaims any beneficial interest.

     (c) Includes 1,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Troisio. See "Employee Benefit Plans - 1995 Stock Option Plan."

     (d)  Less than 1%.

     (e) Consists of 1,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Minyard. See"Employee Benefit Plans - 1995 Stock Option Plan."

     (f) Consists of 1,000 shares issuable upon exercise of stock options, exercisable within 60 days, held by Mr. Ungerman. See "Employee Benefit Plans - 1995 Stock Option Plan."

BOARD MEETINGS AND COMMITTEES

During the past fiscal year the Board of Directors met twice and from time to time passed resolutions by unanimous written consent. Each of the persons named in the tables attended all of the meetings of the Committees of the Board on which such person served, which were held during the time that such person served.

Each member of the Board of Directors received $1,500 for the fiscal year ended August 31, 1997 ("Fiscal 1997"), for his services as a Director. In addition, each member of the Board of Directors received $500 for each of the Board or Committee meetings attended by that Director in person, except for Committee meetings held in conjunction with Board meetings, and $125 for participating telephonically.

The Board of Directors of the Company has a Stock Option Committee, whose members are Messrs. Troisio, Ungerman and Minyard. The Stock Option Committee administers the Company's 1995 Stock Option Plan (the "1995 Plan") and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option, and the other terms and conditions under which options under the 1995 Plan are granted and made exercisable. See "Employee Benefit Plans" below. The Stock Option Committee met once during the Fiscal 1997.

The Board of Directors has a Compensation Committee, whose members are Messrs. Sorokwasz, Ungerman and Troisio. The Compensation Committee is authorized to review and approve remuneration arrangements for senior management, Directors and other employees and employee benefit plans in which officers and employees are eligible to participate. The Compensation Committee met once during Fiscal 1997.

The Board of Directors has an Audit Committee, whose members are Messrs. Sorokwasz, Ungerman and Minyard. The Audit Committee is authorized to meet and discuss with representatives of the firm of certified public accountants retained by the Company, the scope of the audit by such firm and question such representatives with respect thereto and to meet with and question employees of the Company with respect to financial matters pertaining to the Company. The Audit Committee met once during Fiscal 1997.

The Board of Directors does not have a Nominating Committee.

The only Directors of the Company who are active in the business on a day-to-day basis are Messrs. Sorokwasz and Bloom. No family relationships exist between any of the Directors and executive officers of the Company.

The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a Director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a Director, except in the case where the Director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, or authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained improper personal benefit.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning the cash compensation paid by the Company for services rendered during the three fiscal years ended August 31, 1997, 1996, and 1995, to the executive officers of the Company whose aggregate compensation exceeded $100,000.

SUMMARY OF COMPENSATION TABLE


                                                                                 Long Term Compensation
                                                                                    # of Securities
Name & Principal                                                 Other Annual           Underlying      All Other
   Position                  Year        Salary      Bonus (1)   Compensation (2)       Options (3)   Compensation(4)
   --------                  ----        ------      ---------   ----------------       -----------   ---------------
Marshall Sorokwasz
Chairman of the              1997       $267,583      $86,000    $225,000(5) (6)             -0-          $3,895
Board, President and         1996        242,793      154,338     167,327(5) (6)             -0-             643
CEO                          1995        249,651      438,073     131,069(5) (7)             -0-             -0-

Richard Bloom                1997        181,650       43,000      67,309(5) (8)             -0-           2,832
Senior Vice President        1996        178,598       40,669      36,985(5) (8)             -0-             552
of Operations                1995        157,823      215,459         ---                    -0-             -0-

John Graves                  1997        101,636       15,000         ---                    -0-             614
Vice President               1996        103,778        9,900         ---                 40,000             305
of Manufacturing             1995         90,950          -0-         ---                    -0-             -0-

Jeff Boren                   1997        102,701       15,000      28,958(5) (9)          15,000             551
Vice President of            1996         97,172       27,500      17,251(5) (10)         40,000             327
Sales, Marketing             1995         93,759          -0-         ---                    -0-             -0-


(1)  See "Compensation Committee Report."

(2) Unless otherwise indicated, the named executive officer did not receive perquisites and other benefits in which the aggregate amount of such compensation exceeded the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer.

(3) Stock options were granted by the Board of Directors and ratified by the Stock Option Committee.

(4) "All Other Compensation" represents the allocation of the Company's contribution to the TST/Impreso, Inc. Employee 401(k) Plan for each executive officer based upon the distribution formula in the 401 (k) Plan, and payment of Directors fees for attending board and committee meetings.

(5) Consists of payments of one or more of the following: medical and life insurance premiums; annual car allowance and car payments; and non-reimbursable expense payments.

(6) Includes a total of $124,000 in non-reimbursable expense payments which account for greater than 25 percent of the total perquisites paid to Mr. Sorokwasz.

(7) Includes a total of $92,000 in non-reimbursable expense payments which account for greater than 25% of the total perquisites paid to Mr. Sorokwasz.

(8) Includes a $30,000 car allowance which accounts for greater than 25 percent of the total perquisites paid to Mr. Bloom.

(9) Includes a $6,000 car allowance and a total of $13,200 in non-reimbursable expense payments each of which accounts for greater than 25 percent of the total perquisites paid to Mr. Boren.

(10) Includes a total of $13,200 in non-reimbursable expense payments which account for greater than 25 percent of the total perquisites paid to Mr. Boren.

The Company, under the 1995 Plan as amended, gives each of its non-employee Directors, on an annual basis, an automatic grant of an option to purchase 500 shares of Common Stock of the Company for serving on the Board of Directors of the Company.


PERFORMANCE GRAPH

The Company's Common Stock is traded on the Nasdaq National Market System under the symbol TSTI. The following performance graph compares the performance of the Company's cumulative total stockholder return on its Common Stock for the period from the Company's initial public offering on October 5, 1995, to August 31, 1997, with the cumulative total return of the Nasdaq Stock Market U.S. Index and a Peer Group index consisting of Data Documents, Inc.; Moore, Ltd.; Paris Corporation; Wallace Computer Services, Inc.; and Willamette Industries, Inc.


               COMPARISON OF 23 MONTH CUMULATIVE TOTAL RETURN*
 AMONG TST/IMPRESO, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP


                                    [GRAPH]

                                        10/06/95            8/96           8/97
                                        --------            ----           ----
TST/IMPRESO, INC.                         100               117             221
PEER GROUP                                100                97             121
NASDAQ STOCK MARKET (U.S.)                100               114             159


*    $100 INVESTED ON 10/6/95 IN STOCK OR INDEX
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING AUGUST 31.

EMPLOYEE BENEFIT PLANS

401(K) PLAN. The Company maintained a 401(k) Plan for its employees (the "401(k) Plan"). The 401(k) Plan provisions became effective January 1, 1996. This Plan is qualified under the Internal Revenue Code of 1986, as amended (the "Code"). An employee becomes eligible to participate in the 401(k) Plan on the January 1 or July 1 nearest the date on which the employee completed one year of service constituting at least 1,000 hours of service. The 401(k) Plan was funded by employee voluntary contributions and a 10% matching contribution by the Company of up to 5% of the employee's gross contribution . The Company's matching contribution to the 401(k) Plan is based upon a discretionary formula which can be changed by the Company at its election. An employee could contribute up to 15% of his or her annual gross compensation or $9,500, the maximum contribution allowed by the Code for 1997.

1995 STOCK OPTION PLAN. On October 3, 1995, the Board of Directors adopted and the stockholders of the Company approved the Company's 1995 Stock Option Plan . The 1995 Plan has reserved 400,000 shares of Common Stock for the granting of options to key employees of the Company, including officers and non-employee Directors. The 1995 Plan became effective October 5, 1995, and will terminate October 4, 2005. The 1995 Plan, as amended, provides for the grant of incentive stock options, which may be exercised over a period of ten years, and the fixed annual grant of non-qualified stock options for 500 shares of Common Stock of the Company to non-employee Directors. The options granted to outside Directors are exercisable over ten years from date of grant. In no event can the option price be lower than the fair market value of the Common Stock at the date of grant. The Stock Option Committee is made up of outside Directors who administer the 1995 Plan. As of August 31, 1997, options to purchase 272,850 shares were outstanding and 82,100 options were available for grant.

The following table shows as to the Chief Executive Officer and the other Executive Officers of the Company listed in the Compensation Table, information about options granted in the last fiscal year. The Company did not grant any stock appreciation rights, restricted stock or performance shares.


                     OPTIONS GRANTED IN 1997 FISCAL YEAR

                                                                                                   Potential Realizable Value
                                                                                                   at Assumed Annual Rates
                                                                                                   of Stock Price Appreciation
                                                 Individual Grants                                 for Option Term (1)
---------------------------------------------------------------------------------------------------------------------------------
                            Number of
                           Securities          % of Total
                           Underlying       Options Granted     Exercise or
                             Options          to Employees      Base Price     Expiration
      Name                  Granted (#)      in Fiscal Year       ($/SH)          Date                5%        10%
---------------------------------------------------------------------------------------------------------------------------------
Marshall D. Sorokwasz           --               --                   --             --               --             --
---------------------------------------------------------------------------------------------------------------------------------
Richard D. Bloom                --               --                   --             --               --             --
---------------------------------------------------------------------------------------------------------------------------------
John L. Graves                  --               --                   --             --               --             --
---------------------------------------------------------------------------------------------------------------------------------
Jeffrey W. Boren             15,000            61.2%            $  5.375         09/30/2006       $ 50,704       $128,495
---------------------------------------------------------------------------------------------------------------------------------

(1) The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

               AGGREGATE OPTION EXERCISES IN 1997 FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES



                                                        Number of Unexercised                 Value of Unexercised In-The-Money
                                                        Options At August 31, 1997            Options at August 31, 1997 (1)
                                                        (Shares)
-------------------------------------------------------------------------------------------------------------------------------
                          Shares
                          Acquired on     Value
          Name            Exercise        Realized      Exercisable       Unexercisable        Exercisable       Unexercisable
-------------------------------------------------------------------------------------------------------------------------------
Marshall D. Sorokwasz         ---            ---             ---              ---                  ---                ---
-------------------------------------------------------------------------------------------------------------------------------
Richard D. Bloom              ---            ---             ---              ---                  ---                ---
-------------------------------------------------------------------------------------------------------------------------------
John  L. Graves (2)         5,200        $38,450          14,800           20,000             $107,300           $145,000
-------------------------------------------------------------------------------------------------------------------------------
Jeffrey W. Boren (2)        1,600        $17,600          22,150           31,250             $162,931           $233,594
-------------------------------------------------------------------------------------------------------------------------------
Susan M. Atkins (2)         6,000        $48,000           1,500            7,500              $10,875            $54,375
-------------------------------------------------------------------------------------------------------------------------------

(1) Computed based upon the difference between aggregate fair market value as of August 29, 1997, and aggregate exercise price.

(2) All shares were sold as disqualifying dispositions under the Code.


COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed of Marshall D. Sorokwasz, Robert F. Troisio and Jay W. Ungerman. The Compensation Committee's informal executive compensation philosophy considers a number of factors, including competitive compensation by like-sized companies in similar businesses and linking executive compensation to achievement of performance goals. The Committee has access to national compensation surveys and public compensation information for executives in manufacturing companies both larger and smaller than the Company, including direct competitors of the Company. All of these sources are used by the Committee in reviewing compensation.

The TST/Impreso, Inc. executive compensation program is designed to provide incentives to attract, motivate, and retain key executives needed to enhance the profitability of the Company and create value for its stockholders, and instill in them a long term commitment to the Company. In fiscal year ended August 31, 1996 ("Fiscal 1996"), the Committee reviewed year-end bonuses for Messrs. Sorokwasz, Bloom, Graves and Boren, and Ms. Atkins based on the profitability and financial position of the Company and decided to grant bonuses in the amounts of $86,000, $43,000, $15,000, $15,000, $15,000, respectively, to them.
The Committee determined the bonuses based on the increased sales volume and sales dollars realized by the Company. These bonuses were paid to the executive officers in Fiscal 1997. In January 1997, the Committee reviewed total compensation of the executive officers listed in this Proxy Statement. The Compensation Committee determined that based upon the Company's performance in Fiscal 1996, bonuses to the executive officers of the Company for Fiscal 1997, would not exceed two and one half times the prior year bonuses, and salary increases would not exceed 9%. For Fiscal 1997, Marshall Sorokwasz, TST/Impreso, Inc.'s Chief Executive Officer, received a base salary of $267,583, an increase of approximately 7% from the $250,000 authorized salary of the prior fiscal year. Other annual compensation received by Mr.

Sorokwasz in Fiscal 1997, included $124,000 of the annual $125,000 expense allowance authorized by the Board in August 1993, which was approximately 35% greater than the $92,000 expended in Fiscal 1996. Richard Bloom received a base salary of $181,650, an increase of approximately 1.5%, and Jeff Boren received a base salary of $102,701, an increase of approximately 5%. The salary increases were based on a subjective evaluation, which considered, in part, the Company's financial performance for Fiscal 1996 (i.e. a 10% increase in net income and a 29% increase in net sales).

The Compensation Committee feels that the Company's compensation adequately reflects its philosophy and policies and that none of the executive officers of the Company is overcompensated.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Common Stock, (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), who, to the knowledge of the Company, owned beneficially more than 5% of any class of the outstanding voting securities of the Company on November 28, 1997, each Director of the Company who owned beneficially shares of Common Stock, and all Directors and executive officers of the Company, as a group, and their respective share holdings as of such date.



                                          Shares of Common Stock Beneficially        Percent
Name                                        Owned as of November 29, 1996(a)         of Class
----                                       ---------------------------------         --------
Marshall D. Sorokwasz                                2,333,360(b)                    44.09%
118 Cottonwood Drive
Coppell, TX 75019

Richard D. Bloom                                       833,320                       15.74%
3100 Hillside
Highland Village, TX 75067

Donald E. Jett                                         816,050                       15.42%
100 Cottonwood Drive
Coppell, TX 75019

Robert F. Troisio                                        2,000(c)                    (d)

Bob L. Minyard                                           1,500(e)                    (d)

Jay W. Ungerman                                          1,000(f)                    (d)

Jeffery W. Boren                                        22,150(g)                    (d)

John L. Graves                                          14,800(h)                    (d)

Susan M. Atkins                                          1,500(i)                    (d)

All Directors and Executive                          4,025,680(j)                    75.45%
Officers as a Group(nine persons)

     (a) Except as indicated in the following footnotes, each of the persons listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by them, subject to community property laws where applicable.

     (b) These shares are voted by Mr. Sorokwasz as Trustee for the Sorokwasz Irrevocable Trust. This number does not include 4,000 shares owned by Mrs. Sorokwasz, as to which Mr. Sorokwasz disclaims any beneficial interest.

     (c) Includes 1,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Troisio. See "Employee Benefit Plans - 1995 Stock Option Plan."

     (d)  Less than 1%.

     (e) Consists of 1,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Minyard. See "Employee Benefit Plans - 1995 Stock Option Plan."

     (f) Consists of 1,000 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Ungerman. See "Employee Benefit Plans - 1995 Stock Option Plan."

     (g) Consists of 22,150 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Boren. See "Employee Benefit Plans - 1995 Stock Option Plan."

     (h) Consists of 14,800 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Graves. See "Employee Benefit Plans - 1995 Stock Option Plan."

     (i) Consists of 1,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Ms. Atkins. See "Employee Benefit Plans - 1995 Stock Option Plan."

     (j) Includes 42,450 shares issuable upon the exercise of stock options exercisable within 60 days.

There has been no significant change in stock ownership or control since November 28, 1997.


CERTAIN TRANSACTIONS

The Company did not have any material transactions with affiliates during the fiscal year ended August 31, 1997.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file certain reports concerning their beneficial ownership of the Company's equity securities. The Company believes that during fiscal 1997, all reporting persons complied with their Section 16(a) Form 4 filing obligations, except that a Form 4 report filed on behalf of Marshall D. Sorokwasz for October 1996 was filed after the due date. That report reflects a purchase by Mr. Sorokwasz's wife of 4,000 shares, as to which Mr. Sorokwasz disclaims any beneficial interest.

ITEM NO. 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

In September 1997, the Board of Directors of the Company selected Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending August 31, 1998. The Board of Directors considers Arthur Andersen LLP to be eminently qualified.

A representative of Arthur Andersen LLP will be present at the Meeting, with an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

The Board of Directors recommends that you vote FOR ratification of the selection of Arthur Andersen LLP to examine the financial statements of the Company for the fiscal year ending August 31, 1998.

                                  OTHER MATTERS

The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.


                                  MISCELLANEOUS

If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors and FOR the ratification of the Board of Directors' selection of Arthur Anderson LLP as independent auditors for the Company.

All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, Directors, and regular employees of the Company, personally, by mail, by telephone or by fax, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting materials to their principals.

It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their vote can be recorded.

ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules for the fiscal year ended August 31, 1997, which was filed with the Securities and Exchange Commission, has been sent without charge to stockholders to whom this Proxy Statement is mailed is part of the Company's Annual Report to Stockholders..

STOCKHOLDERS PROPOSALS

Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company by September 30, 1998, in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting.


December 12, 1997                    By Order of the Board of Directors,


                                     Donald E. Jett
                                     Secretary

                              TST/IMPRESO, INC.
            PROXIES SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                               January 27, 1998

                                 COMMON STOCK

The undersigned, a stockholder of TST/Impreso, Inc. does hereby appoint Marshall D. Sorokwasz and Richard D. Bloom, or either of them, as proxies of the undersigned with full power of substitution, to appear on behalf of and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on Tuesday, January 27, 1998, at 4:00 p.m., local time, or at any adjournments thereof, upon such matters as may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse, on each of the following matters in accordance with their judgment, and on any other matters which may properly come before the meeting.

     X
    ---         Please mark your votes as in this example.

(Continued and to be signed on reverse side)

1)  Election of Directors
    For all nominees listed                 ----------
    (except as marked to the contrary)

    Withhold Authority to vote for all the nominees listed at right.
                                                                    ------------


    Nominees:   Marshall D. Sorokwasz
                Richard D. Bloom
                Donald E. Jett
                Robert F. Troisio
                Bob L. Minyard
                Jay W. Ungerman

(Instruction: to withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

                     -----------------------------------

The Board of Directors favors a vote "for" each item.

     2) Ratification of Appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending August 31, 1998.

                For             Against           Abstain
                   -----                ------            -------

The shares represented by this Proxy will be voted as directed. If no direction is indicated as to either Items 1 or 2, the shares will be voted in favor of the Item(s) for which no direction is indicated.

        PLEASE MARK, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                            DATED______________________199____

                            ____________________________(L.S.)

                            ____________________________(L.S.)
                            Stockholder(s) Sign Here


IMPORTANT: BEFORE RETURNING THIS PROXY, PLEASE SIGN YOUR NAME OR NAMES ON THE LINE(S) ABOVE EXACTLY AS SHOWN THEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR CORPORATE OFFICERS SHOULD INDICATE THEIR FULL TITLES WHEN SIGNING. WHERE SHARES ARE REGISTERED IN THE NAME OF JOINT TENANTS OR TRUSTEES, EACH JOINT TENANT OR TRUSTEE SHOULD SIGN.